                                                                    EXHIBIT 99.1

VALUEVISION                                 VALUEVISION MEDIA
                                            6740 Shady Oak Road
                                            Minneapolis, MN 55344-3433
                                            Contact: Anthony Giombetti
                                            Director, Corporate Communications
                                            952-943-6017, agiombetti@shopnbc.com

FOR IMMEDIATE RELEASE


                  VALUEVISION MEDIA ANNOUNCES FINANCIAL RESULTS
                         FOR FISCAL SECOND QUARTER 2004
   Achieves Second Quarter Record Sales, Redesigns Look of ShopNBC Television
          Network, Debuts Key Merchandising Initiative "Our Top Value"

MINNEAPOLIS -- AUGUST 18, 2004 -- VALUEVISION MEDIA (NASDAQ: VVTV) today announced financial results for its second quarter ended July 31, 2004.

Consolidated net sales were a second-quarter-record $161.5 million, an increase of 12% over prior-year period. Internet net sales were a second-quarter-record $31 million, up 20% over previous-year quarter. Net loss was $8 million in the second quarter and EBITDA, as defined below, was ($3.2) million.

QUARTERLY HIGHLIGHTS

o Sales growth per full-time equivalent home was positive for the second consecutive quarter, up 3% over year-ago.

o    ShopNBC.com continued strong growth, representing 19% of company sales.

o Home, apparel, and cosmetics categories grew to 17.9% from 14.5% over year-ago quarter.

o    New customer count was up 33% over last year's same period.

o    Unit volume growth was a second-quarter-record 36% versus year-ago period.

o    Average price point was $186, a 21% decrease versus prior-year quarter.

"Our second quarter results were in line with expectations," said William Lansing, president and CEO ValueVision Media, "and we continued to make great progress on our key strategic metrics, as noted above. In addition, we recently launched a redesign of our television network as well as a major merchandising initiative called Our Top Value. I'm confident we are building a great foundation and layering on top of that some exciting developments which will position us for accelerated growth in the second half of 2004 and beyond."

RECENT COMPANY DEVELOPMENTS

o    ValueVision Redesigns Look of the ShopNBC Television Network

o    Company Debuts Key Merchandising Initiative: "Our Top Value"

o ValueVision Renews Fulfillment and Customer Services Agreement with Ralph Lauren Media

o FanBuzz Signs E-Commerce and Fulfillment Deals with Chicago Bulls and Washington Wizards


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

VALUEVISION REDESIGNS LOOK OF THE SHOPNBC TELEVISION NETWORK

On August 16, ValueVision launched a brand new look for ShopNBC. The new look for the shopping network incorporates a state-of-the-art television communication redesign with graphic and sound elements choreographed to present product offers more clearly and effectively. This includes a higher level of aesthetic appeal, such as a new tower, original music, a coming-up menu, catchy promotional packages, and topical transition segments. As part of the redesign, the Company launched a new tagline "Be Good To Yourself," which will be the unifying theme across all customer touch points.

"The new look and tagline were designed to provide a much improved viewing experience for our customers, to further differentiate ShopNBC from the competition, and to strengthen the visual connection we have with our strategic partner NBC," said Lansing.

COMPANY DEBUTS KEY MERCHANDISING INITIATIVE: "OUR TOP VALUE"

Coincident with the launch of ShopNBC's TV network redesign, ValueVision debuted a key merchandising initiative called "Our Top Value" (OTV), a daily special product offer at an exceptional value for one day only. OTV products are unique, high quality, and timely. They have broad consumer appeal and are priced at least 15% below ShopNBC's regular price and well below retail.

"The OTV strategy is one of many elements of our merchandising strategy," said Lansing. "For our consumers, it's about unbelievable product at unbelievable values. For vendors, it's a way for new ones to get in the door with us and existing vendors to expand their relationship with us. Not only does OTV complement our category diversification strategy, it should also drive incremental sales and profit."

VALUEVISION RENEWS FULFILLMENT AND CUSTOMER SERVICES AGREEMENT WITH RALPH LAUREN MEDIA

In the second quarter, ValueVision signed a two-year agreement with Ralph Lauren Media to continue to provide fulfillment and customer care services. ValueVision has a 12.5% ownership stake in the venture with NBC and Polo Ralph Lauren, and has provided these services since the launch of RLM in February 2000.

FANBUZZ SIGNS E-COMMERCE AND FULFILLMENT DEALS WITH CHICAGO BULLS AND WASHINGTON WIZARDS

During the second quarter, FanBuzz entered into e-commerce and fulfillment agreements with the Chicago Bulls and the Washington Wizards. This marks the third NBA franchise to sign with FanBuzz, including the Boston Celtics. FanBuzz is a wholly owned subsidiary of ValueVision.


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OUTLOOK

The following forward-looking statements reflect ValueVision's expectations for full year 2004:

o Consolidated net sales growth is expected to be in the low to mid teens. Unit growth is expected to be approximately 20% as average price points decline.

o EBITDA was negative in the first half of the year and is expected to be positive in the second half, as the Company's upfront investment to improve on-air quality, customer service levels, and test various marketing initiatives improve the business. The third quarter is expected to be slightly negative and the fourth quarter is expected to be positive.

o Full-time equivalent (FTE) household growth is expected to be up approximately 7% to 8%, driven predominantly by satellite and digital cable growth.

o Net sales per FTE is expected to be up approximately 3% to 6% on average for the year.

o    New customer acquisition is expected to be up over 20% for the year.

A conference call will be held Thursday, August 19, 2004, at 11 a.m. ET / 8 a.m. PT. To participate via webcast, please go to www.valuevisionmedia.com and select the link Calendar of Events. A replay of the call will be available through Thursday, September 2. This call will contain forward-looking statements and other material information regarding the Company's financial and operating results.

The Company defines EBITDA as net income (loss) for the respective periods excluding depreciation and amortization expense, interest income (expense), and income taxes. Management views EBITDA as an important alternative operating performance measure because it is commonly used by analysts and institutional investors in analyzing the financial performance of companies in the broadcast and television home shopping sectors. However, EBITDA should not be construed as an alternative to operating income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as a measure of liquidity. EBITDA, as presented, may not be comparable to similarly entitled measures reported by other companies. Management uses EBITDA to evaluate operating performance and as a measure of performance for incentive compensation purposes.

This release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are accordingly subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): consumer spending and debt levels; interest rates; competitive pressures on sales, pricing and gross profit margins; the level of cable distribution for the Company's programming and the fees associated therewith; the success of the Company's e-commerce and rebranding initiatives; the performance of its equity investments; the success of its strategic alliances and relationships; the ability of the Company to manage its operating expenses successfully; risks associated with acquisitions; changes in governmental or regulatory requirements; litigation or governmental proceedings affecting the Company's operations; and the ability of the Company to obtain and retain key executives and employees. More detailed information about those factors is set forth in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. The Company is under no obligation (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.


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

ValueVision Media is an integrated direct marketing company that sells products directly to consumers through television, the Internet, and direct mail. The television home shopping industry is a $7 billion industry growing at a double-digit rate annually. The e-commerce space is even larger and growing faster. The Company owns and operates the nation's third largest home shopping network, ShopNBC, with fiscal 2003 sales of $617 million. At the close of fiscal 2003, ShopNBC was broadcast into approximately 56 million full-time equivalent cable and satellite homes. The Company also operates ShopNBC.com, which contributed $111 million in sales in fiscal 2003. Through its wholly-owned subsidiary FanBuzz, the Company provides e-commerce solutions to sports, entertainment, and media brands, such as the National Hockey League, Elvis Presley, Peanuts, and ESPN. GE Equity and NBC own approximately 40% of ValueVision Media. For more information, please visit the Company's website at www.valuevisionmedia.com.

                                       ###

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
                    VALUEVISION MEDIA, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                 (In thousands except share and per share data)

                                                                          JULY 31,      JANUARY 31,
                                                                            2004            2004
                                                                         -----------    -----------
                                                                         (Unaudited)
                                             ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                             $    25,720    $    81,033
   Short-term investments                                                     86,721         46,148
   Accounts receivable, net                                                   83,695         71,166
   Inventories                                                                64,014         67,620
   Prepaid expenses and other                                                  7,979          5,017
                                                                         -----------    -----------
      Total current assets                                                   268,129        270,984
PROPERTY AND EQUIPMENT, NET                                                   53,877         54,511
FCC BROADCASTING LICENSE                                                      31,943         31,943
NBC TRADEMARK LICENSE AGREEMENT, NET                                          20,301         21,914
CABLE DISTRIBUTION AND MARKETING AGREEMENT, NET                                3,998          4,445
GOODWILL                                                                       9,442          9,442
OTHER INTANGIBLE ASSETS, NET                                                     437            661
INVESTMENTS AND OTHER ASSETS                                                   3,033          2,691
                                                                         -----------    -----------
                                                                         $   391,160    $   396,591
                                                                         ===========    ===========

                              LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                                      $    56,731    $    51,482
   Accrued liabilities                                                        36,824         33,355
                                                                         -----------    -----------
      Total current liabilities                                               93,555         84,837


LONG-TERM CAPITAL LEASE OBLIGATIONS                                            1,702          2,002

SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK,
   $.01 PAR VALUE, 5,339,500 SHARES AUTHORIZED; 5,339,500
   SHARES ISSUED AND OUTSTANDING                                              42,888         42,745


SHAREHOLDERS' EQUITY:
   Common stock, $.01 par value, 100,000,000 shares authorized;
      36,850,664 and 36,487,821 shares issued and outstanding                    368            365

   Warrants to purchase 8,035,343 and 8,235,343 shares of common stock        46,683         47,638

   Additional paid-in capital                                                248,914        246,143

   Accumulated other comprehensive losses                                                        --

   Deferred compensation                                                        (693)          (646)

   Note receivable from former officer                                        (4,191)        (4,158)

   Accumulated deficit                                                       (38,066)       (22,335)
                                                                         -----------    -----------
      Total shareholders' equity                                             253,015        267,007
                                                                         -----------    -----------
                                                                         $   391,160    $   396,591
                                                                         ===========    ===========

                             VALUEVISION MEDIA, INC.
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except share and per share data)
                                   (Unaudited)

                                                          FOR THE THREE MONTHS ENDED      FOR THE SIX MONTHS ENDED
                                                                   JULY 31,                         JULY 31,
                                                         ----------------------------    ----------------------------
                                                             2004            2003            2004            2003
                                                         ------------    ------------    ------------    ------------
 NET SALES                                               $    161,478    $    144,214    $    320,675    $    287,689
 COST OF SALES                                                107,578          89,933         213,691         180,319
                                                         ------------    ------------    ------------    ------------
     Gross profit                                              53,900          54,281         106,984         107,370
                                                         ------------    ------------    ------------    ------------

 OPERATING (INCOME) EXPENSE:
     Distribution and selling                                  52,275          45,773         103,077          93,450
     General and administrative                                 5,107           4,939          10,782          10,337
     Depreciation and amortization                              4,918           4,301           9,702           8,554
     Gain on sale of television stations                           --              --              --          (4,417)
                                                         ------------    ------------    ------------    ------------
       Total operating (income) expense                        62,300          55,013         123,561         107,924
                                                         ------------    ------------    ------------    ------------
 OPERATING LOSS                                                (8,400)           (732)        (16,577)           (554)
                                                         ------------    ------------    ------------    ------------

 OTHER INCOME:
     Gain on sale and conversion of investments                    --             361              --             361
     Other Income                                                 250              --             250              --
     Interest income                                              322             395             596             749
                                                         ------------    ------------    ------------    ------------
       Total other income                                         572             756             846           1,110
                                                         ------------    ------------    ------------    ------------
 INCOME (LOSS) BEFORE INCOME TAXES                             (7,828)             24         (15,731)            556

 Income tax provision                                              --             100              --             100
                                                         ------------    ------------    ------------    ------------

 NET INCOME (LOSS)                                             (7,828)            (76)        (15,731)            456

 ACCRETION OF REDEEMABLE
     PREFERRED STOCK                                              (71)            (71)           (142)           (141)
                                                         ------------    ------------    ------------    ------------

 NET INCOME (LOSS) AVAILABLE TO
     COMMON SHAREHOLDERS                                 $     (7,899)   $       (147)   $    (15,873)   $        315
                                                         ============    ============    ============    ============

 NET INCOME (LOSS) PER COMMON SHARE                      $      (0.21)   $      (0.00)   $      (0.43)   $       0.01
                                                         ============    ============    ============    ============

 NET INCOME (LOSS) PER COMMON SHARE
       ---ASSUMING DILUTION                              $      (0.21)   $      (0.00)   $      (0.43)   $       0.01
                                                         ============    ============    ============    ============

 Weighted average number of common shares outstanding:
         Basic                                             36,809,884      35,689,645      36,725,181      35,835,416
                                                         ============    ============    ============    ============
         Diluted                                           36,809,884      35,689,645      36,725,181      42,489,465
                                                         ============    ============    ============    ============



                 SUBSCRIBER INFORMATION (ESTIMATED IN MILLIONS)
                                   (Unaudited)

                                          ENDING       ENDING        ENDING
                                         JULY 31,    JANUARY 31,    JULY 31,
                                           2004         2004          2003
                                         --------    -----------    --------
Full-time Equivalent Subscribers          57.6          55.6          53.1
Total Subscribers                         61.5          61.9          59.4
Full-time Subscribers                     51.7          49.0          46.4


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


                            VALUE VISION MEDIA, INC.
                            KEY PERFORMANCE METRICS*
                                   (Unaudited)

                                                             Q2                                 YTD
                                            FOR THE THREE MONTHS ENDING 7/31        FOR THE SIX MONTHS ENDING 7/31
                                            --------------------------------       --------------------------------
                                               F04          F03         %             F04          F03         %
                                            ---------    ---------    ------       ---------    ---------    ------
PROGRAM DISTRIBUTION
   Cable FTE's                                 36,192       34,437         5%         36,046       33,968         6%
   Satellite FTE's                             20,942       18,413        14%         20,544       18,143        13%
                                            ---------    ---------    ------       ---------    ---------    ------
Total FTE's (Average 000's)                    57,134       52,850         8%         56,590       52,111         9%

Net Sales per FTE (Annualized)              $   10.83    $   10.51       3.0%      $   10.81    $   10.59       2.0%

New Customer Count                            129,935       98,001        33%        278,505      212,509        31%

Customer Penetration - 12 month rolling           1.4%         1.4%                      n/a          n/a

PRODUCT MIX
   Jewelry                                       67.4%        70.5%                     66.3%        69.2%
   Apparel                                        3.2%         0.4%                      3.9%         0.6%
   Health & Beauty                                2.8%         2.2%                      3.1%         2.3%
   Computer & Electronics                        14.7%        15.0%                     14.3%        15.0%
   Fitness                                        0.8%         1.1%                      1.4%         1.3%
   Home                                          11.1%        10.8%                     10.9%        11.5%


Shipped Units (000's)                           1,233          905        36%          2,549        1,834        39%

Average Price Point - shipped units         $     186    $     237       (21%)     $     177    $     228       (22%)


*Includes ShopNBC TV and ShopNBC.com only.

RECONCILIATION OF EBITDA TO NET INCOME (LOSS):


                                                        SECOND QUARTER   SECOND QUARTER      SIX MONTHS ENDING   SIX MONTHS ENDING
                                                           31-JUL-04        31-JUL-03            31-JUL-04            31-JUL-03
                                                        --------------   --------------      -----------------   -----------------
EBITDA (AS DEFINED) (000'S) (a)                            $ (3,232)         $  3,930             $ (6,625)          $  8,361
                                                           ========          ========             ========           ========


A reconciliation of EBITDA to net loss is as follows:

EBITDA, as presented                                       $ (3,232)         $  3,930             $ (6,625)          $  8,361
Adjustments:
Depreciation and amortization                                (4,918)           (4,301)              (9,702)            (8,554)
Interest income                                                 322               395                  596                749
Income taxes                                                     --              (100)                  --               (100)
                                                           --------          --------             --------           --------
     Net income (loss)                                     $ (7,828)         $    (76)            $(15,731)          $    456
                                                           ========          ========             ========           ========


(a)    EBITDA as defined for this statistical presentation represents net income
       (loss) for the respective periods excluding depreciation and amortization expense, interest income (expense) and income taxes. Previous to the second quarter of fiscal 2004, management defined EBITDA as operating income (loss) excluding depreciation and amortization expense, other non-operating income (expense) and income taxes. The change was made to conform to the more common definition of EBITDA. Management views EBITDA as an important alternative operating performance measure because it is commonly used by analysts and institutional investors in analyzing the financial performance of companies in the broadcast and television home shopping sectors. However, EBITDA should not be construed as an alternative to operating income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as a measure of liquidity. EBITDA, as presented, may not be comparable to similarly entitled measures reported by other companies. Management uses EBITDA to evaluate operating performance and as a measure of performance for incentive compensation purposes.


                                       8